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                                                                    EXHIBIT 23.1

                       [ARTHUR ANDERSON L.L.P.  LETTERHEAD]



                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

                                                  ARTHUR ANDERSON, L.L.P.


Detroit, Michigan
November 22, 1999